UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2015

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2015, the Board of Directors, or the Board, of VIVUS, Inc., or the Company, appointed Eric W. Roberts, Allan L. Shaw and Mayuran Sriskandarajah as directors of the Company. The Board has determined that Messrs. Roberts, Shaw and Sriskandarajah are independent of the Company and its management as defined by the Securities and Exchange Commission and the NASDAQ Listing Rules. There were not any arrangements or understandings between Messrs. Roberts, Shaw or Sriskandarajah and any other persons pursuant to which they were elected as directors. There are no family relationships between Messrs. Roberts, Shaw or Sriskandarajah and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Messrs. Roberts, Shaw and Sriskandarajah’s compensation is expected to be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2015. Neither Mr. Roberts, Mr. Shaw nor Mr. Sriskandarajah have been appointed to any Board committee at this time.

Additional information about Messrs. Roberts, Shaw and Sriskandarajah is set forth below:

Since January 2012, Mr. Roberts has been a founding Managing Director of Valence Life Sciences, LLC, a life sciences venture capital firm. From 2004 to 2012, Mr. Roberts was a founding Managing Director of Caxton Advantage Venture Partners, an investment firm. From 1986 to 2004, Mr. Roberts served in a variety of roles as an investment banker, including as Managing Director, Partner and Founder of the Life Sciences Department at Dillon, Read & Co. Inc., an investment bank which merged to become UBS AG, and Managing Director and Co-Head of the Global Healthcare Investment Banking Group at Lehman Brothers, a former global services financial firm. Mr. Roberts currently serves on the board of directors of Invuity, Inc., a publicly traded medical technology company, and Chinook Pharmaceuticals, a pharmaceutical company. He also served on the board of directors of Gemin X Pharmaceuticals, Inc., a biotechnology company, from 2007 through its sale to Cephalon, Inc. (now Teva Pharmaceutical Industries Ltd.) in 2011. Mr. Roberts holds a B.S. in economics from the Wharton School of the University of Pennsylvania.

Mr. Shaw was Managing Director of Alvarez & Marsal LLC, a global professional services firm, and led their biopharmaceutical consulting practice, from December 2011 to March 2015, and continues to support the firm on an ad hoc basis. From 2009 to 2011, he served as the Chief Financial Officer of NewLead Holdings LTD., a publicly traded global shipping company. From 2005 to 2009, he was the founder and Senior Managing Director of Shaw Strategic Capital LLC, an international financial advisory firm, focused on providing strategic financial counsel on a wide variety of issues such as general corporate finance, mergers and acquisitions, capital structuring, licensing and capital markets. From 2002 to 2004, Mr. Shaw was the Chief Financial Officer of Serono S.A., a publicly traded global biotechnology company, and from 1994 to 2001, he was the Chief Financial Officer of Viatel, Inc., a publicly traded international communications company. Mr. Shaw serves on the board of directors of Akari Therapeutics, Plc. (formerly Celsus Therapeutics), a biopharmaceutical company, and Edith & Carl Marks JCH of Bensonhurst, a non-profit organization. He also served on the board of directors of the Central New York Biotech Accelerator (formerly Central New York-Biotech Research Center) from 2009 to 2013, NewLead Holdings LTD. from 2009 to 2011, Navios Maritime Holdings, Inc. from 2005 to 2010, Serono S.A. as an Executive Management Board Member from 2002 to 2004 and Viatel Inc. from 1996 to 2002. He has contributed to several corporate governance books and is a member of the American Institute of Certified Public Accountants, New York Society of Certified Public Accountants and Corporate Directors Group. Mr. Shaw received a B.S. from the State University of New York (Oswego College) and is a certified public accountant in the State of New York.

Mr. Sriskandarajah is a founding partner and Managing Director of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2005 to 2010, Mr. Sriskandarajah served as an Investment Analyst at Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities, and in 2011, he served as a consultant at Icahn Capital. Prior to Icahn Capital, he served as a consultant at Bain & Company, a management consulting firm, from 2002 to 2005. Prior to this, Mr. Sriskandarajah served as an investment banker at Wasserstein Perella & Company, an investment bank. Mr. Sriskandarajah has served on the board of directors of Emmaus Life Sciences, Inc., a privately-held pharmaceutical company, since 2014. He also served on the board of directors of Viskase Companies, Inc., a publicly-traded provider of casings and various plastic products for food processors, from 2006 to 2010. He received an A.B. degree from Brown University.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with Messrs. Roberts, Shaw and Sriskandarajah’s appointment as directors, the Board amended the Company’s Amended and Restated Bylaws to state that the number of directors that shall constitute the Board will be determined from time to time by resolution of the Board, but in no event shall the number be less than three. The Board has currently set the number of directors on the Board at eight. A copy of Amendment No. 5 to the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Amendment No. 5 to the Amended and Restated Bylaws of the Company, as amended on September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: September 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 5 to the Amended and Restated Bylaws of the Company, as amended on September 15, 2015.